Exhibit 21

INTERACTIVE DATA CORPORATION & SUBSIDIARIES

As of December 31, 2010

Company Name	State or Country of Incorporation or Organization
Infotec Holdings Corp.	Delaware
Subsidiaries of Infotec Holdings Corp.
Interactive Data Pricing and Reference Data, Inc.	Delaware
Subsidiaries of Interactive Data Pricing and Reference Data, Inc.
Exshare Financial Incorporated	Delaware
Interactive Data Canada Inc.	Canada

Interactive Data Luxembourg Holding S.A.R.L.	Luxembourg
Subsidiaries of Interactive Data Luxembourg Holding S.A.R.L.
Interactive Data Luxembourg Management S.A.R.L.	Luxembourg
Subsidiaries of Interactive Data Luxembourg Management S.A.R.L.
Interactive Data Cayman Ltd.	Cayman Islands
IDCO Worldwide Holdings Ltd.	United Kingdom
Subsidiaries of IDCO Worldwide Holdings Ltd.
IDCO Overseas Capital Management Ltd.	United Kingdom
IDCO Overseas Holdings Ltd.	United Kingdom
Subsidiaries of IDCO Overseas Holdings Ltd.

Interactive Data (Ireland) Ltd.

Interactive Data (Jersey) Ltd.

Interactive Data (Hong Kong) Ltd.

Interactive Data (Australia) Pty. Ltd.

Interactive Data Desktop Solutions (Europe) Ltd.

Interactive Data Corp. France S.A.S.

Interactive Data (Singapore) PTE Ltd.

Interactive Data Europe Ltd.

Ireland Channel Islands, UK Hong Kong, PRC Australia United Kingdom France Singapore United Kingdom
Subsidiaries of Interactive Data (Europe) Ltd.
Interactive Data Japan KK Exshare Financial (US) Ltd. Exshare Statistical Services Ltd. W&W Ltd. Interactive Data Kler’s S.r.l. Interactive Data Finance Ltd. Exshare Computing Ltd.	Japan United Kingdom United Kingdom United Kingdom Italy United Kingdom United Kingdom
Subsidiaries of Exshare Computing Ltd.
The Exchange Telegraph Company Ltd.	United Kingdom

Interactive Data Management & Services Verwaltungs GmbH	Germany
Subsidiaries of Interactive Data Management & Services Verwaltungs GmbH
Interactive Data Managed Solutions Nordic Oy Interactive Data Managed Solutions AG	Finland Germany
Subsidiaries of Interactive Data Managed Solutions AG
Interactive Data Managed Solutions SAS Interactive Data Managed Solutions S.L. Interactive Data Managed Solutions Ltd. Interactive Data Managed Solutions AG Interactive Data Managed Solutions S.r.l.	France Spain United Kingdom Switzerland Italy

Interactive Data Real-Time Group, Inc.	Delaware

GTIS Corporation	Delaware

Interactive Data Real-Time Services, Inc.	New York

Interactive Data Managed Solutions, LLC	Delaware

IDCO Nominees, LLC	Delaware

Interactive Data Online Properties, Inc.	Delaware

eSignal.com, Inc.	Delaware

Shark Holdings, Inc.	Delaware

Data Broadcasting Corp.	British Virgin Islands

IDCO Canada Holdings, Inc.	Canada